SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HYPERION 2005 INVESTMENT GRADE OPPORTUNITY TERM TRUST, INC.

Payment of Filing Fee (Check the appropriate box:)

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

HYPERION 2005 INVESTMENT GRADE

OPPORTUNITY TERM TRUST, INC.
One Liberty Plaza, 36th floor,
New York, New York 10006-1404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 27, 2004

To the Stockholders:

      The Annual Meeting of Stockholders of Hyperion 2005 Investment Grade Opportunity Term Trust, Inc. (the “Fund”) will be held at The Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, on Tuesday, April 13, 2004, at 10:00 a.m., for the following purposes:

1.	To elect directors (Proposal 1).

2.	To ratify or reject the selection of PricewaterhouseCoopers LLP as the independent accountants of the Fund for the fiscal year ending December 31, 2004 (Proposal 2).

3.	To transact any other business that may properly come before the meeting.

      The close of business on February 20, 2004 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors,

JOSEPH TROPEANO
Secretary

WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE FUND WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE FUND, AT THE STOCKHOLDERS’ EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

Instructions for Signing Proxy Cards

      The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

      1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.

      2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

      3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature

Corporate Accounts
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts
(1) ABC Trust	John B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts
(1) John B. Smith, Cust
f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

HYPERION 2005 INVESTMENT GRADE

OPPORTUNITY TERM TRUST, INC.
One Liberty Plaza, 36th floor,
New York, New York 10006-1404

PROXY STATEMENT

      This proxy statement is furnished in connection with a solicitation by the Board of Directors of Hyperion 2005 Investment Grade Opportunity Term Trust, Inc. (the “Fund”) of proxies to be used at the Annual Meeting of Stockholders of the Fund to be held at The Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, at 10:00 a.m. on Tuesday, April 13, 2004 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about February 27, 2004. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the re-election of the nominee for the Class I Director and the election of the new Class III nominee, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of the Fund for the fiscal year ending December 31, 2004. The close of business on February 20, 2004 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. On the Record Date there were 16,983,260 shares outstanding.

      For purposes of determining the presence of a quorum for transacting business at the Meeting, executed proxies marked as abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present for quorum purposes but which have not been voted. Accordingly, abstentions and broker non-votes will have no effect on Proposal 1 and Proposal 2, for which the required vote is a plurality of the votes cast.

PROPOSAL 1:

ELECTION OF DIRECTORS

      The Fund’s Articles of Incorporation provide that the Fund’s Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 2004; Class II, 2005; and Class III, 2006 or termination of the Fund. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

      The term of Mr. Rodman L. Drake, the member of Class I, currently serving on the Board of Directors, expires at this year’s Annual Meeting. In addition, Mr. Clifford E. Lai has been nominated to fill the Director vacancy created by the December 9, 2003 resignation of Mr. Lewis S. Ranieri. Mr. Drake was elected to fill the Chairman vacancy created by Mr. Ranieri’s resignation. The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to so vote) for the re-election of Mr. Drake and the election of Mr. Lai. Each nominee has indicated that he will serve if elected, but if the nominee should be unable to serve, the proxy or proxies will be voted for any other person or persons, as the case may be, determined by the persons named in the proxy in accordance with their judgment.

      As described above, there are two nominees for election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the nominees currently proposed to serve on the Board of Directors.

Information Concerning Nominees and Directors

      The following table provides information concerning each of the Directors and the nominees of the Board of Directors of the Fund. The nominees are listed first in the table under the Class I Disinterested Director nominee and Class III Interested Director nominee. The terms of the Class II Directors and the other Class III Director do not expire this year. It is the Fund’s policy that Directors will retire from the Fund’s Board of Directors upon reaching age 80.

			Number of
			Portfolios
			in Fund
	Position(s) Held with Fund	Principal Occupation(s) During	Complex
	and Term of Office and	Past 5 Years and Other	Overseen
Name, Address and Age	Length of Time Served	Directorships Held by Director	by Director

Disinterested Director Nominee Class I Nominee to serve until 2007 Annual Meeting of Stockholders or termination of the Fund:
Rodman L. Drake c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 60	Chairman Elected December 9, 2003 Director, Member of the Audit Committee, Chairman of Nominating and Compensation Committee Elected for Three Year Term Director since February 1993	Chairman (since 2003) and Director and/or Trustee of several investment companies advised by Hyperion Capital Management, Inc. (the “Advisor”) (1989-Present); Co- founder, Baringo Capital LLC (2002- Present); Director, Animal Medical Center (2002-Present); Director, Hotelevision, Inc. (1999-2003); Director and/or Lead Director, Parsons Brinckerhoff, Inc. (1995-Present); Director, Absolute Quality Inc. (2000-Present); Trustee of Excelsior Funds (33) (1994-Present); President, Continuation Investments Group Inc. (1997-2001).	3
Interested Director Nominee Class III Interested Nominee to serve until 2006 Annual Meeting of Stockholders or termination of the Fund:
Clifford E. Lai* c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 50	Director Elected until 2005 Since December 9, 2003 President Elected Annually Since April 1993	President (1998-Present) and Chief Investment Officer (1993-2002) of the Advisor; Co-Chairman (2003-Present) and Board of Managers (1995-Present) Hyperion GMAC Capital Advisors, LLC (formerly Lend Lease Hyperion Capital, LLC); President of several investment companies advised by the Advisor (1995-Present).	5

* Mr. Lai is an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, (the “1940 Act”) because of his affiliations with Hyperion Capital Management, Inc., the Fund’s advisor.

			Number of
			Portfolios
			in Fund
	Position(s) Held with Fund	Principal Occupation(s) During	Complex
	and Term of Office and	Past 5 Years and Other	Overseen
Name, Address and Age	Length of Time Served	Directorships Held by Director	by Director

Disinterested Directors Class II Directors to serve until 2005 Annual Meeting of Stockholders or termination of the Fund:
Robert F. Birch c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 67	Director, Member of The Audit Committee, Member of Nominating and Compensation Committee and Member of Executive Committee Elected for Three Year Term Director since December 1998	Director of several investment companies advised by the Advisor or by its affiliates (1989-Present); Chairman and President, New America High Income Fund (1992- Present); Chairman of the Board and Co- Founder, The China Business Group, Inc. (1996-Present); Director, Brandywine Funds (3) (2001 to Present).	4
Leo M. Walsh, Jr. c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 71	Director, Chairman of the Audit Committee, Member of Nominating and Compensation Committee Elected for Three Year Term Director since February 1993	Director of several investment companies advised by the Advisor or by its affiliates (1989-Present); Financial Consultant for Medco Health Solutions Inc. (1994-2003)	5
Class III Director to serve until 2006 Annual Meeting of Stockholders or termination of the Fund:
Harry E. Petersen, Jr. c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 78	Director, Member of the Audit Committee, Member of Nominating and Compensation Committee, Member of Executive Committee Elected for Three Year Term Director since February 1993	Director of several investment companies advised by the Advisor or by its affiliates (1992-Present); Senior Consultant to Cornerstone Equity Advisors, Inc. (1998- 2001).	3

Officers of the Fund

      The officers of the Fund are chosen each year at the first meeting of the Board of Directors of the Fund following the Annual Meeting of Stockholders, to hold office at the discretion of the Board of Directors until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected six officers of the Fund. Except where dates of service are noted, all officers listed below served as such throughout the 2003 fiscal year. An asterisk (*) indicates a person is an “interested person” as defined in the 1940 Act, because of affiliations with the Advisor. The following table sets forth information concerning each officer of the Fund who served during all or part of the last fiscal year of the Fund:

Term of Office and
	Position(s) Held	Length of Time	Principal Occupation(s)
Name, Address and Age	with Fund	Served	During Past 5 Years

Rodman L. Drake c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 60	Chairman	Elected December 9, 2003	Please see “Information Concerning Nominees/ Directors.”

Lewis S. Ranieri* c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 57	Chairman (resigned December 9, 2003)	Elected Annually Since June 2002	Director (1989-Present) and Chairman of the Board (1989-1998 and 2002-Present) of the Advisor; Vice Chairman of the Board of the Advisor (1998-2002); Chairman and Chief Executive Officer of Ranieri & Co., Inc. (1988-Present); President of LSR Hyperion Corp., a general partner of the limited partnership that is the general partner of Hyperion Partners L.P. (“Hyperion Partners”) (1988-Present); Director and President of Hyperion Funding II Corp., the general partner of the limited partnership that is the general partner of Hyperion Partners II L.P. (“Hyperion Partners II”) (1995-Present); Chairman and President of various other direct and indirect subsidiaries of Hyperion Partners (1988-2002) and Hyperion Partners II (1995-Present); Chairman of the Board (1989-1998 and 2002-2003) and/or Director (1989-2003) of several investment companies advised by the Advisor or by its affiliates; Director and Chairman of Bank United Corp., and Director of Bank United (1988-2001).

Clifford E. Lai* c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 50	President	Elected Annually Since April 1993	Please see “Information Concerning Nominees/ Directors.”

John Dolan* c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 50	Vice President	Elected Annually Since March 1998	Chief Investment Strategist (1998-Present) and Chief Investment Officer (2002-Present) of the Advisor.
Patricia A. Sloan* c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 60	Vice President	Elected Annually Since June 2002	Consultant of Ranieri & Co., Inc. (2000-Present); Secretary, Director and/or Trustee of several investment companies advised by the Advisor or by its affiliates (1989-2002).

Term of Office and
	Position(s) Held	Length of Time	Principal Occupation(s)
Name, Address and Age	with Fund	Served	During Past 5 Years

Joseph Tropeano* c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 42	Secretary	Elected Annually Since June 2002	Director and Compliance Officer of the Advisor (1993-Present); Secretary and Compliance Officer of several investment companies advised by the Advisor (1994-Present); Secretary and Compliance Officer, Hyperion GMAC Capital Advisors, LLC (formerly Lend Lease Hyperion Capital, LLC) (1995-Present); Secretary and Compliance Officer of Hyperion Strategic Bond Fund, Inc. (formerly Lend Lease Hyperion High-Yield CMBS Fund, Inc.) (1998-Present); Assistant Secretary and Compliance Officer, AIG Hyperion Inc. (1994-2002); Vice President and Compliance Officer, Hyperion Distributors, Inc. (1994-1998).

Thomas F. Doodian* c/o One Liberty Plaza, 36th floor, New York, New York 10006-1404 Age 44	Treasurer	Elected Annually Since February 1998	Managing Director, Chief Operating Officer (1998- Present) and Director of Finance and Operations of the Advisor (1995-Present); Treasurer of several investment companies advised by the Advisor (1998-Present).

Share Ownership

      As of the Record Date, the Nominees, Directors and executive officers of the Fund solicited by this Proxy Statement beneficially owned individually and collectively as a group less than 1% of the outstanding shares of the Fund.

      The following table sets forth the aggregate dollar range of equity securities owned by each Director of the Fund and of all funds overseen by each Director in the Fund Complex as of December 31, 2003. The information as to beneficial ownership is based on statements furnished to the Fund by each Director.

Aggregate Dollar Range
of Equity Securities in
	Dollar Range of	All Funds Overseen by
	Equity Securities	Director in Family of
Name of Nominees/Directors	in the Fund	Investment Companies

Disinterested Directors
Robert F. Birch	$1-$10,000	$50,001-$100,000
Harry E. Petersen, Jr.	$1-$10,000	$1-$10,000
Leo M. Walsh, Jr.	$1-$10,000	Over $100,000
Disinterested Director Nominee
Rodman L. Drake	$1-$10,000	$10,001-$50,000
Interested Director Nominee
Clifford E. Lai	Over $100,000	Over $100,000

Compensation of Directors and Executive Officers

      No remuneration was paid by the Fund to persons who were directors, officers or employees of the Advisor or any affiliate thereof for their services as Directors or officers of the Fund. Each Director of the Fund, other than those who are officers or employees of the Advisor or any affiliate thereof, is entitled to receive a fee of $10,000 per year plus $1,000 for each Board of Directors’ meeting attended. Members of the Audit Committee receive $750 for each Audit Committee meeting attended, other than meetings held on days when there is also a Directors’ meeting. Mr. Ranieri resigned as a Director of the Fund on December 9, 2003 and did not receive compensation from the Fund. The following table sets forth information concerning the compensation received by Directors for the fiscal year ended December 31, 2003.

		Total Directors’
	Directors’	Compensation from
	Compensation	the Fund and
	from the Fund	the Fund Complex*

Robert F. Birch	$14,750	$52,000
Rodman L. Drake	$14,750	$44,500
Harry E. Petersen, Jr.	$14,750	$42,750
Leo M. Walsh, Jr.	$14,750	$52,000

*	As of December 31, 2003, there were five registered investment companies in fund complex (The Fund, The Hyperion Total Return Fund, Inc., The Hyperion Strategic Mortgage Income Fund, Inc., Hyperion Strategic Bond Fund, Inc. (formerly Lend Lease Hyperion High Yield CMBS Fund, Inc.) and Hyperion Collateralized Securities Fund, Inc.).

Standing Committees and Board Meetings

      The Fund has a standing Audit Committee presently consisting of Messrs. Walsh, Birch, Drake and Petersen, all of whom are members of the Board of Directors and are currently not “interested persons” (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Fund (“Disinterested Directors”). The principal functions of the Fund’s Audit Committee are to select the Fund’s accountants, to review with the accountants the scope and anticipated costs of their audit and to receive and consider a report from the accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. The Board of Directors has adopted a written charter for the Audit Committee which is attached as Appendix A. The Report of the Audit Committee is presented below. During the last fiscal year of the Fund, the full Board of Directors met five times, and the Audit Committee met three times. All of the members of the Audit Committee attended the Audit Committee meetings. All of the Directors attended at least 75% of the aggregate of the Board meetings and the Audit Committee meetings.

      The Fund has a Nominating and Compensation Committee. The Nominating and Compensation Committee presently consists of Messrs. Drake, Birch, Petersen and Walsh. The Committee Members are Disinterested Directors. All Committee Members are independent as independence is defined in the New York Stock Exchange, Inc.’s listing standards. The Nominating and Compensation Committee met one time during the last fiscal year of the Fund. The function of the Nominating and Compensation Committee is to recommend candidates for election to the Board as Directors. The Nominating and Compensation Committee evaluates candidate’s qualifications for Board membership and their independence from the Fund’s managers (with respect to Disinterested Director nominees) and other principal service providers.

      The Nominating and Compensation Committee will consider nominees recommended by stockholders, who, separately or as a group, own at least one percent of the Fund’s shares. The minimum requirements for proposed nominees include the following:

1.	With respect to nominations for Disinterested Directors, nominees shall be independent of the Fund’s investment adviser and other principal service providers. The Nominating and Compensation Committee shall also consider the effect of any relationship beyond those delineated in the 1940 Act that might impair independence, such as business, financial or family relationships with the investment adviser or its affiliates.

2.	Disinterested Director nominees must qualify for service on the Fund’s Audit Committee under the rules of the New York Stock Exchange (including financial literacy requirements) or other applicable securities exchange.

3.	With respect to all Directors, nominees must qualify under all applicable laws and regulations.

4.	The proposed nominee must agree to purchase the Fund’s shares if elected, consistent with the Fund’s current policy on Director share purchases.

5.	The Nominating and Compensation Committee may also require such other factors as it may determine to be relevant.

      When identifying and evaluating prospective nominees, the Committee shall review all recommendations in the same manner, including those received by stockholders. The Committee shall first determine if the prospective nominee meets the minimum qualifications set forth above. Those proposed nominees meeting the minimum qualifications set forth above will then be considered by the Committee with respect to any other qualifications deemed to be important by the Committee. Those nominees meeting the minimum and other qualifications and determined by the Committee as suitable shall be included on the Fund’s proxy card.

      Stockholder recommendations should be addressed to the Nominating and Compensation Committee in care of the Secretary of the Fund and sent to One Liberty Plaza, 36th floor, New York, New York 10006-1404. Stockholder recommendations should include biographical information, including business experience for the past nine years and a description of the qualifications of the proposed nominee, along with a statement from the nominee that he or she is willing to serve and meets the requirements to be a Disinterested Director, if applicable. The Nominating and Compensation Committee also determines the compensation paid to the Disinterested Directors. The Board of Directors has adopted a written charter for the Nominating and Compensation Committee and the charter is available on the Fund’s website at www.hyperioncapital.com.

      The Fund has an Executive Committee. The Executive Committee presently consists of Messrs. Birch and Petersen. The function of the Executive Committee is to take any action permitted by Maryland law when the full Board of Directors can not meet. The Executive Committee did not meet in person during the last fiscal year of the Fund, but took action through unanimous written consents.

Stockholder Communications with Board of Directors and Board Attendance at Annual Meetings

      The Fund’s Board of Directors provides a process for stockholders to send communications to the Board of Directors. Any stockholder who wishes to send a communication to the Board of Directors of the Fund should send the communication to the attention of the Fund’s Secretary at One Liberty Plaza, 36th Floor, New York, New York 10006-1404. If a stockholder wishes to send a communication directly to an individual Director or to a Committee of the Fund’s Board of Directors, then the communication should be specifically addressed to such individual Director or Committee and sent in care of the Fund’s Secretary at the same address. All communications will be immediately forwarded to the appropriate individual(s).

      The Fund’s policy with respect to Directors’ attendance at annual meetings is to encourage such attendance. There were three Directors who attended last year’s meeting.

Audit Committee Report

      On February 24, 2004, the Audit Committee reviewed and discussed with management the Fund’s audited financial statements as of and for the fiscal year ended December 31, 2003. The Audit Committee discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Audit Committee receives and reviews annually the written disclosures and the letter from PwC required by Independence Standard No. 1, Independence Discussion with Audit Committees, as amended, by the Independence Standards Board, and have discussed with PwC, the independent accountants’ independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Fund’s Annual Report to stockholders required by Section 30(e) of the 1940 Act and Rule 30d-1 thereunder for the fiscal year ended December 31, 2003.

Leo M. Walsh, Jr. — Audit Committee Chairman

Rodman L. Drake — Audit Committee Member
Harry E. Petersen, Jr. — Audit Committee Member
Robert F. Birch— Audit Committee Member

Required Vote

      Election of the listed nominees for Director requires the affirmative vote of the holders of a majority of the shares of common stock of the Fund present or represented by proxy at the Annual Meeting. The Board of Directors recommends a vote “For” approval of the election of the Nominees to the Board of Directors.

PROPOSAL 2:

RATIFICATION OR REJECTION OF

SELECTION OF INDEPENDENT ACCOUNTANTS

      The Board of Directors of the Fund will consider, and it is expected that they will recommend, the selection of PwC as independent accountants of the Fund for the fiscal year ending December 31, 2004 at a meeting scheduled to be held on March 9, 2004. The appointment of accountants is approved annually by the Audit Committee of the Board of Directors and is subsequently submitted to the stockholders for ratification or rejection. The Fund has been advised by PwC that as of December 31, 2003 neither that firm nor any of its partners had any direct or material indirect financial interest in the Fund. A representative of PwC will be at the meeting to answer questions concerning the Fund’s financial statements and will have an opportunity to make a statement if he or she chooses to do so.

Audit Fees

      For the fiscal year ended December 31, 2003, PwC billed the Fund aggregate fees of $96,000 for professional services rendered for the audit of the Fund’s annual financial statements, the review of financial statements included in the Fund’s annual report to stockholders and the review of the financial statements included in the Fund’s semi-annual report to stockholders.

      For the fiscal year ended December 31, 2002, PwC billed the Fund aggregate fees of $55,000 for professional services rendered for the audit of the Fund’s annual financial statements, the review of financial statements included in the Fund’s annual report to stockholders provided to the Fund.

Audit-Related Fees

      For the fiscal year ended December 31, 2003, PwC did not bill the Fund any fees for assurances and related services that are reasonably related to the performance of the audit or review of the Fund’s financial statements.

      For the fiscal year ended December 31, 2002, PwC did not bill the Fund any fees for assurances and related services that are reasonably related to the performance of the audit or review of the Fund’s financial statements.

Tax Fees

      For the fiscal year ended December 31, 2003, PwC billed the Fund aggregate fees of $7,000 for professional services rendered for tax compliance, tax advice, and tax planning. The nature of the services comprising the Tax Fees was the review of the Fund’s income tax returns and tax distribution requirements.

      For the fiscal year ended December 31, 2002, PwC billed the Fund aggregate fees of $7,885 for professional services rendered for tax compliance, tax advice, and tax planning. The nature of the services comprising the Tax Fees was the review of the Fund’s income tax returns and tax distribution requirements.

All Other Fees

      For the fiscal years ended December 31, 2003 and 2002, PwC did not bill the Fund for products and services other than those disclosed above.

Required Vote

      Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Fund present or represented by proxy at the Annual Meeting.

GENERAL INFORMATION

MANAGEMENT AND SERVICE PROVIDERS

The Advisor

      The Fund has entered into an Investment Advisory Agreement with the Advisor. The Advisor is a Delaware corporation organized in February 1989 and a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is One Liberty Plaza, 36th floor, New York, New York 10006-1404. Subject to the authority of the Board of Directors, the Advisor is responsible for overall management of the Fund’s business affairs. As of December 31, 2003, the Advisor and its affiliate had $8.75 billion in assets under management. The Advisor’s clients include pensions, foundations and endowments, insurance companies and closed-end mutual funds. In its investment process, the Advisor focuses on relative value opportunities, particularly in the mortgage-backed securities (“MBS”) and asset-backed securities (“ABS”) markets.

      The Advisor is a subsidiary of HCM Holdings, Inc. (“HHI”). LSR Capital HCM, L.L.C. (“LSR”) owns 61.75% of HHI. LSR Hyperion Corp. is the managing member of LSR. Lewis S. Ranieri is the sole shareholder of LSR Hyperion Corp.

      Lewis S. Ranieri, a former Vice Chairman of Salomon Brothers Inc. (“Salomon Brothers”), is the Chairman of the Board of the Advisor. Effective December 9, 2003, Mr. Ranieri resigned as Chairman and Director of the Fund. Mr. Andrew Carter is Vice Chairman of the Advisor, but does not serve on the Advisor’s Board of Directors. Clifford E. Lai, the President and Nominee as a Director of the Fund, is the President and a Director of the Advisor, and may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor’s profits. Mr. John Feeney is a Director and Managing Director, Marketing of the Advisor. Mr. John H. Dolan is a Director and Managing Director, Chief Investment Officer of the Advisor and Vice President of the Fund. Mr. Thomas F. Doodian, Treasurer of the Fund, and Mr. Joseph Tropeano, Secretary of the Fund, are also employees of the Advisor.

      The Advisor provides advisory services to several other registered investment companies which invest in MBS. Its management includes several individuals with extensive experience in originating, evaluating and investing in MBS, real estate mortgage backed securities (“RMBS”) and ABS, and in using hedging techniques. Lewis S. Ranieri was instrumental in the development of the secondary MBS market and the creation and development of secondary markets for conventional mortgage loans, collaterized mortgage obligations (“CMOs”) and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm’s activities in the mortgage, real estate and U.S. Government guaranteed areas. Clifford E. Lai was Managing Director and Chief Investment Strategist for Fixed Income at First Boston Asset Management Corporation. John H. Dolan, Director and Chief Investment Officer of the Advisor, is primarily responsible for the day-to-day management of the Fund’s portfolio. Mr. Dolan was recently appointed to Chief Investment Officer of the Advisor and has served as Chief Investment Strategist of the Advisor since 1998.

Investment advisory fees paid by the Fund to the Advisor during the last fiscal year of the Fund amounted to $1,078,462.

      In addition to acting as advisor to the Fund, the Advisor acts as investment advisor to the following other investment companies at the indicated annual compensation.

		Approximate Net Assets
Name of Fund	Investment Advisory Fees	at December 31, 2003

The Hyperion Total Return Fund, Inc.	0.65% of its average weekly net assets	$285,798,774
The Hyperion Strategic Mortgage Income Fund, Inc.*	0.65% of its average weekly net assets	$145,819,062
Hyperion Strategic Bond Fund, Inc. (formerly Lend Lease Hyperion High Yield CMBS Fund, Inc.)	0.65% of its average weekly net assets	$103,983,386
Hyperion Collateralized Securities Fund, Inc.	0.41% of its average weekly net assets	$100,067,264 **

*	The Advisor has engaged Hyperion GMAC Capital Advisors L.L.C.(formerly Lend Lease Hyperion Capital Advisors, L.L.C.) to provide subinvestment advisory services for investments in CMBS.

**	The Hyperion Collateralized Securities Fund, Inc. commenced operations on December 17, 2003.

The Administrator

      The Fund has entered into an Administration Agreement with Hyperion Capital Management, Inc. (the “Administrator”). The Administrator performs administrative services necessary for the operation of the Fund, including maintaining certain books and records of the Fund, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Fund with administrative office facilities. For these services, the Fund pays a fee monthly at an annual rate of 0.17% of the first $100 million of its average weekly net assets, 0.145% of the next $150 million and 0.12% of any amounts above $250 million. For the fiscal year ended December 31, 2003, the Administrator earned $265,580 in Administration fees. In addition, the Administrator has entered into Administration Agreements with four other investment companies, with the following fee structure:

Name	Administration Fee

The Hyperion Total Return Fund, Inc.	a monthly fee paid at an annual rate of: 0.20% of its average weekly assets
The Hyperion Strategic Mortgage Income Fund, Inc.	a monthly fee paid at an annual rate of 0.20% of its average weekly net assets
Hyperion Strategic Bond Fund, Inc. (formerly Lend Lease Hyperion High Yield CMBS Fund, Inc.)	a monthly fee paid at an annual rate of: 0.20% of its average weekly net assets
Hyperion Collateralized Securities Fund, Inc.	The amount listed in “Investment Advisory Fees” above includes fees for administration.

Brokerage Commissions

      The Fund did not pay any brokerage commissions, including futures commissions, on its securities purchased during its last fiscal year. The Fund does not participate and does not in the future intend to participate in soft dollar or directed brokerage arrangements.

      The Advisor has discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and to select the markets in which such transactions are to be executed. The Investment Advisory Agreement provides, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor is to seek the best combination of net price and execution for the Fund. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Fund, the Advisor will consider all factors it deems relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operation facilities and the firm’s risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

      Section 16(a) of the Securities Exchange Act of 1934 requires the Fund’s officers and Directors and persons who own more than ten percent of a registered class of the Fund’s equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by the Fund and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Fund believes that, during the fiscal year ended December 31, 2003, all filing requirements applicable to the Fund’s officers, Directors, and greater than ten-percent beneficial owners were complied with.

FUND SHARES OWNED BY CERTAIN BENEFICIAL OWNERS

      As of February 10, 2004 to the best of the Fund’s knowledge, no person owned beneficially more than 5% of the Fund’s outstanding shares, except as set forth below. Unless otherwise noted, beneficial ownership is based on sole investment power.

Title of Class/Source	Name and Address	Amount of Shares	Percent of Class

Common Schedule 13D/ A	Karpus Management, Inc. 183 Sullys Trail Pittsford, NY 14534	1,625,645	9.57%

OTHER BUSINESS

      The Board of Directors of the Fund does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

      All proposals by stockholders of the Fund that are intended to be presented at the Fund’s next Annual Meeting of Stockholders to be held in 2005 must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than November 1, 2004.

EXPENSES OF PROXY SOLICITATION

      The cost of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Fund, the Advisor or Georgeson Shareholder, paid solicitors for the Fund, or by telephone or telegraph. The anticipated cost of solicitation by the paid solicitors will be approximately $5,000. The Fund’s agreement with Georgeson Shareholder provides that such paid solicitors will perform a broker search and deliver proxies in return for the payment of their fee plus the expenses associated with this proxy solicitation. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.

February 27, 2004

APPENDIX A

HYPERION FUNDS

Hyperion 2005 Investment Grade Opportunity Term Trust, Inc.(1)

The Hyperion Total Return Fund, Inc.(1)
The Hyperion Strategic Mortgage Income Fund, Inc.(2) (each a “Fund”)

AUDIT COMMITTEE CHARTER

Amended June 10, 2003

1.   Requirements for Membership: The Audit Committee shall consist of at least three directors, each of whom has no relationship to the Fund or its management that may interfere with the exercise of their independence from management and the Fund (“Independent”). The restrictions contained in Attachment A to this Charter with respect to the definition of Independent shall apply to every Committee member.

      The Board of Directors for each Fund will determine whether there is at least one member of the Audit Committee who is an Independent audit committee financial expert (“Audit Committee Financial Expert”). Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee.

2.   Responsibilities: The Audit Committee’s responsibilities are:

a.	oversight of the Fund’s accounting and financial reporting policies and practices, its system of internal controls and, as appropriate, the internal controls of certain service providers;

b.	oversight of the quality and objectivity of the Fund’s financial statements and the independent audit thereof;

c.	oversight of the appointment, compensation, retention and the work of any accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Fund, and the accounting firm must report directly to the Audit Committee;

d.	maintenance of a liaison between the independent auditors and the Board of Directors;

e.	establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

3.   Duties and Powers: The duties and powers of the Audit Committee are:

a.	to pre-approve all audit and “Non-Audit Services,” except those within the “De Minimis Statutory Exception,” provided to a Fund by its independent auditors or to establish pre-approval policies and procedures (which may include the establishment of a pre-approval sub-committee), to pre-approve non-audit services provided directly to the Fund’s adviser, to review in advance the related estimate of fees, and to recommend pre-approved audit and non-audit services and fee estimates for Board approval;

b.	to oversee the external independent auditors, using meetings with the auditors, including private meetings, as desired by the Audit Committee or the auditors: (i) to review the plan for and the scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the financial statements, including any adjustment to the statements recommended by the auditors, or other matters arising from the audit; (iii) to consider the auditors’ comments with

(1) Adopted December 7, 1999
(2) Adopted June 18, 2002

respect to financial policies, procedures, and internal control, and to consider management’s responses to the comments; and (iv) to review the form of opinion the auditors propose to submit to the Board of Directors and the stockholders;

c.	to receive at least annually a report from the independent auditor 90 days prior to the filing of the auditor’s report (or receive an updated report, if the auditor’s annual report is presented to the Audit Committee more than 90 days prior to the filing of the auditor’s report) which includes the following: (i) all critical accounting policies and practices used by the Fund, (ii) all material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm, (iii) other material written communications between the independent auditor and the management of the Fund, and (iv) a description of all non-audit services provided, including fees associated with the services, to the Fund complex that were not subject to the pre-approval requirements as discussed above;

d.	to consider the effect of any changes in accounting principles or practices proposed by management or the auditors;

e.	to review security valuation procedures employed with respect to any asset or class of asset for which there is not a readily determinable market value;

f.	to evaluate the independence of the auditors, including receipt and evaluation of specific reports and representations from the auditors as to any other services provided to the Fund and any services provided to management or any affiliate; discussion with the auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors; and to make recommendations to the Board of Directors as to any action considered appropriate to ensure the independence of the auditors;

g.	to recommend to the Board of Directors for ratification, the selection, retention or termination of the auditors;

h.	to review and discuss with management, including any officers certifying the Fund’s Form N-CSR, the Fund’s audited financial statements as well as any officer’s certifications and reports to be filed with the Securities and Exchange Commission on behalf of the Fund; to offer guidance with respect to such audited financial statements, certifications and reports; and to determine whether to recommend that the financial statements be included in the annual report;

i.	to discuss all disclosures made by the Fund’s officers certifying the Fund’s Form N-CSR to the Audit Committee, based on such officer’s most recent evaluation as to (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Fund’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have significant roles in the Fund’s internal controls;

j.	to investigate any improprieties or suspected improprieties in Fund activities; and

k.	to report on its activities to the Board of Directors on a regular basis and to make any recommendations deemed necessary or appropriate.

4.   The Committee shall meet on a regular basis and may hold special meetings, as desired. Such meetings shall include meetings with management, as appropriate.

5.   The Committee has the authority to retain independent counsel and other advisors as it deems appropriate to discharge its responsibilities.

6.   The Committee has the authority to request that the Fund provide adequate funding for the Audit Committee.

7.   The Committee shall review and assess the adequacy of this charter on at least an annual basis.

ATTACHMENT A

AUDIT COMMITTEE CHARTER DEFINITIONS

Audit Committee Financial Expert: A person who has the following attributes:

(1)	an understanding of financial statements and generally accepted accounting principles;

(2)	an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(3)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the fund’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(4)	an understanding of internal controls and procedures for financial reporting; and

(5)	an understanding of audit committee functions.

      The requisite attributes may be acquired through any one or more of the following:

(1)	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(2)	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or

(3)	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(4)	other relevant experience (such as experience in investment banking, venture capital investment or financial analysis).

De Minimis Statutory Exception: The pre-approval requirement is waived with respect to the provision of non-audit services for a Fund if (i) the aggregate amount of all such non-audit services provided to the Fund constitutes not more than 5 percent of the total amount of revenues paid by the Fund to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

Independent: In addition to the definition of Independent provided in the text of the Charter, the following restrictions shall apply to every Audit Committee member:

(1).	Employees. A director who is an employee (including non-employee executive officers) of the Fund or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Fund, the director could serve on the Audit Committee after three years following the termination of the relationship between the Fund and the former parent or predecessor.

(2).	Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Fund, or (ii) who has a direct business relationship with the Fund (e.g., a consultant) may serve on the Audit Committee only if the Fund’s Board of Directors determines in its business judgment that the relationship does not interfere with the director’s exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Fund, to the director, and, if applicable, to the organization with which the director is affiliated.

“Business Relationships” can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Fund, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board of Directors’ determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Fund, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the Fund.

(3).	Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Fund’s executives serves on that corporation’s compensation committee may not serve on the Audit Committee.

(4).	Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the Fund or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship.

“Immediate Family” includes a person’s spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person’s home.

(5).	Compensation. The Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Fund or an affiliate of the Fund; or (ii) be an “interested person” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”).

Non-Audit Services: The following non-audit services are prohibited: bookkeeping or other services related to the accounting records or financial statements of the Fund or the Fund’s adviser; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

PROXY

HYPERION 2005 INVESTMENT GRADE OPPORTUNITY TERM TRUST, INC.

THIS PROXY SOLICITED ON BEHALF OF THE DIRECTORS

The undersigned hereby appoints JOSEPH TROPEANO and THOMAS F. DOODIAN each of them attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Hyperion 2005 Investment Grade Opportunity Term Trust, Inc. (the “Fund”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at The Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, on Tuesday, April 13, 2004 at 10:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have any may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF
HYPERION 2005 INVESTMENT GRADE OPPORTUNITY TERM TRUST, INC.
April 13, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  [X]

1.	Election of Nominees of Class I and Class III

NOMINEE
☐	FOR ALL NOMINEES	O	Rodman L. Drake (Class I)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	Clifford E. Lai (Class III)
☐	FOR ALL EXCEPT (See instructions below)

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

		For	Against	Abstain
2.	Ratification or rejection of the selection of independent accountants (a vote “For” is a vote for ratification)	☐	☐	☐

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR the re-election of the Class I nominee and the election of the new Class III nominee as Directors in Proposal 1 and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of the Fund in Proposal 2. Please refer to the Proxy Statement for a discussion of the Proposals.

PLEASE VOTE, DATE AND SIGN THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check if you plan on attending the meeting. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

State Street Bank and Trust Company
P.O. Box 5049
Boston, MA 02206-5049

February 27, 2004

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D. C. 20549

Re:	The Hyperion 2005 Investment Grade Opportunity Term Trust, Inc. (the “Fund”) File No: 33-56096

Dear Sir/Madam:

On behalf of the above referenced Fund, transmitted herewith for filing pursuant to Rule 14a-6(b) of Regulation 14A under the Securities Exchange Act of 1934 (the “1934 Act”) is a definitive copy of the Notice, Proxy Statement and Form of Proxy card to be sent to shareholders in connection with the Annual Meeting of Shareholders of the Fund to be held on April 13, 2004. Pursuant to Rule 14a-6(i)(2) of the 1934 Act, no fee is required for this filing.

If you have any questions concerning this filing, you may contact me at (617) 662-3969.

Very truly yours,

/s/ Francine S. Hayes
Francine S. Hayes
Counsel

cc: J. Tropeano